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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Amendment No. 2 to Form S-3 of our report dated July 12, 1999 included in McKesson HBOC, Inc.'s Form 10-K/A for the year ended March 31, 1999 and to all references to our firm included in this registration statement. Reference is made to said report in which the opinion contains an explanatory fourth paragraph with respect to certain shareholder litigation as discussed in Note 10 to the consolidated financial statements.


ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 10, 2000